EXHIBIT 5.1


                            CENDANT CORPORATION
                             9 West 57th Street
                          New York, New York 10019



                                               April 10, 2001

Cendant Corporation
9 West 57th Street
New York, New York 10019

                    Re: Cendant Corporation Registration
                           Statement on Form S-8

Ladies and Gentlemen:

         I am Senior Vice President of Cendant Corporation, a Delaware corporation (the "Company"), and am rendering this opinion in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof with the Securities and Exchange Commission (the "Commission"). The Company is filing this Registration Statement in order to register (i) 875,084 shares of its common stock, par value $.01 per share, of the series designated CD (the "Company Common Stock"), under the Fairfield Communities, Inc. Third Amended and Restated 1992 Warrant Plan; 34,343 shares under the Vacation Break U.S.A., Inc. 1995 Stock Option Plan; 2,772,796 shares under the Fairfield Communities, Inc. Fourth Amended and Restated 1997 Stock Option Plan; 1,435,497 shares under the Fairfield Communities, Inc. 2000 Incentive Stock Plan (collectively, the "Fairfield Plans") and (ii) 764,000 shares of the Company Common Stock under the Avis Group Holdings, Inc. 2000 Incentive Compensation Plan; 1,209,000 shares under the Avis Group Holdings, Inc. 1997 Stock Option Plan; 3,000,000 shares under the Avis Group Holdings, Inc. Voluntary Investment Savings Plan; 15,000,000 shares under the Cendant Corporation Amended and Restated 1999 Broad-Based Employee Stock Option Plan; 13,000,000 shares under the Cendant Corporation Amended and Restated 1997 Stock Option Plan; 10,000,000 shares under the Cendant Corporation Amended and Restated 1987 Stock Option Plan; 10,000,000 shares under the Cendant Corporation Amended and Restated 1997 Stock Incentive Plan; and 2,378,900 shares under the Cendant Corporation Amended and Restated 1997 Employee Stock Plan (collectively with the Fairfield Plans, the "Plans").

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following documents: (i) the Plans; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof; (iii) the By-Laws of the Company; and (iv) such other certificates, instruments and documents as I considered necessary or appropriate for the purposes of this opinion.

         In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

         I am admitted to the Bars of the State of New York and New Jersey, and I do not express any opinion as to the law of any jurisdiction except for the General Corporation Law of the State of Delaware.

         Based upon the foregoing, we advise you that, in our opinion, when issued in accordance with the provisions of the Plans, will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                                        Very truly yours,


                                                        /s/ Eric J. Bock
                                                            ------------
                                                            Eric J. Bock